March 23, 1998


Mr. Thomas J Bruner
3200 Danville Blvd.
Alamo, California

Dear Mr. Bruner:

In keeping with the terms of the asset purchase agreement between Worldport Communications Inc. and Intercontinental Exchange Inc. we are pleased to provide you the following offer of employment at WorldPort Communications, Inc:

EFFECTIVE DATE:          Closing of the asset purchase agreement.

TERM OF OFFER:      Two (2) years

TITLE: Your exact title will be determined as we progress toward closing.

REPORTING RELATIONSHIP:       Initially you will report to the COO of Worldport.
                    Subsequent to closing and final job determination you may report to another senior executive.

COMPENSATION:       Base Salary:  $84,000 per year paid periodically according to WorldPort Communications payroll practices.

                    Performance Incentive: The employee will receive stock purchase options as follows:

                    30,000 options vesting after one year of employment, with an exercise price of $7.00 per share;

                    30,000 options vesting after two years of employment, with an exercise price of $10.00 per share;

                    Benefits:  Standard Worldport Communications Benefits

                    Review: Your compensation will be reviewed at the end of the first six months following closing of the asset purchase agreement.


TERMINATION:        During the term of your employment as defined above you will be terminated by the company only for cause, disability or death.

                    If you are terminated by the company for any reason other
                    than those stated above you will be paid a severance equal to four (4) months base salary.
NON-COMPETE/
NON-SOLICITATION/
CONFIDENTIALITY     As a condition of WorldPort entering into an employment
                    arrangement with you, and as a condition of continued employment with WorldPort, you agree to execute a separate agreement covering these aspects of your employment, and to abide by its terms and conditions.


                    If these terms and conditions of employment are acceptable to you, please indicate your acceptance of this offer by signing below.

I look forward to working with you.


Sincerely,

/s/ Phillip Magiera_             _
Mr. Phillip Magiera
 Its: Chief Financial Officer




I hereby accept the above offer of employment and the associated terms:



/s/ Thomas J. Bruner     _
Thomas J. Bruner